GODFREY & KAHN, S.C.
                              ATTORNEYS AT LAW
                           780 North Water Street
                           Milwaukee, Wisconsin 53202
                    Phone (414) 273-3500 Fax (414) 273-5198


                                         August 28, 2002


VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         RE:      Strong Opportunity Fund, Inc.

Ladies and Gentlemen:

         We  represent  Strong   Opportunity   Fund,  Inc.  (the  "Company")  in
connection   with  its   filing  of   Post-Effective   Amendment   No.  36  (the
"Post-Effective Amendment") to the Company's Registration Statement (Registration Nos. 33-1932; 811-3793) on Form N-1A under the Securities Act of 1933, as amended (the "Securities Act"), and the Investment Company Act of 1940, as amended. The Post-Effective Amendment is being filed pursuant to Rule 485(b) under the Securities Act.

         We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(b)(4) under the Securities Act, hereby represent that the Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

         We consent to the use of this letter in the Post-Effective Amendment.

                                                     Very truly yours,

                                                     GODFREY & KAHN, S.C.

                                                     /s/ Pamela M. Krill

                                                     Pamela M. Krill